UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2009

GVI SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21295	77-0436410
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (972) 245-7353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.01	Changes in Control of Registrant.

On October 21, 2009, GVI Security Solutions, Inc. (the “Company” or “GVI”) entered into the Agreement and Plan of Merger, as amended on November 23, 2009 (the “Merger Agreement”), with GenNx360 GVI Holding, Inc. (“Parent”) and GenNx360 GVI Acquisition Corp. (“Purchaser”), pursuant to which Purchaser commenced a tender offer (the “Offer”) for the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a per Share price of $.3875 in cash, without interest thereon and less any required withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase dated November 3, 2009, and in the related Letter of Transmittal, copies of which are attached to the Tender Offer Statement on Schedule TO, filed by Purchaser, Parent, GenNx360 Capital Partners, L.P., GenNx360 GP, LLC, and GenNx360 Management Company, LLC with the Securities and Exchange Commission on November 3, 2009, as amended by Amendment No. 1 on November 4, 2009, Amendment No. 2 on November 19, 2009, Amendment No. 3 on November 24, 2009 and Amendment No. 4 on December 9, 2009.

The Offer expired at 12:00 A.M. midnight, New York City time, at the end of the day on Tuesday, December 8, 2009 (the “Expiration Date”).   According to Continental Stock Transfer & Trust  Company, the depositary for the Offer (the “Depositary”), as of the Expiration Date, an aggregate of 26,472,492 Shares were validly tendered and not withdrawn pursuant to the Offer, representing approximately 97.02% of all of the outstanding Shares.  Effective December 9, 2009, Purchaser accepted for payment and made payment to the Depositary for all Shares validly tendered and not withdrawn during the initial offering period in accordance with the terms and conditions of the Offer.  Purchaser funded the acquisition from available cash.  As a result, a change in control of the Company has occurred and the Company has become, subsequent to the consummation of the Merger, a direct subsidiary of Parent.

Pursuant to the Merger Agreement, the Merger became effective on December 9, 2009.  As a result of the Merger, each issued and outstanding Share not tendered in the Offer (other than Shares held by Parent or its subsidiaries, and other than Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) was converted into the right to receive the Offer Price.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, the Company’s certificate of incorporation was amended and restated to be in the form substantially similar to the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time of the Merger (except that the name of the Surviving Corporation (as defined in the Merger Agreement) set forth therein is “GVI Security Solutions, Inc.”).  Such amended and restated certificate of incorporation became the certificate of incorporation of the Surviving Corporation.  A copy of the certificate of incorporation of the Surviving Corporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, the bylaws of Purchaser, as in effect immediately prior to the Effective Time of the Merger, became the bylaws of the Surviving Corporation.  A copy of the bylaws of the Surviving Corporation is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01	Other Events.

On December 9, 2009, GVI and GenNx360 Capital Partners, L.P. issued a joint press release announcing the completion of the Offer and completion of the Merger. The joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among GVI Security Solutions, Inc., GenNx360 GVI Holding, Inc. and GenNx360 GVI Acquisition Corp., dated October 21, 2009, as amended on November 23, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by GVI Security Solutions, Inc. with the Securities and Exchange Commission on October 23, 2009, and Exhibit 2.1 to the Current Report on Form 8-K filed by GVI Security Solutions, Inc. with the Securities and Exchange Commission on November 24, 2009).

3.1	Amended and Restated Certificate of Incorporation of GVI Security Solutions, Inc.

3.2	Bylaws of GVI Security Solutions, Inc.

99.1
Press Release dated December 9, 2009 (incorporated by reference to Exhibit (a)(5)(F) of the Schedule TO/A filed by GenNx360 GVI Holding, Inc., GenNx360 GVI Acquisition Corp., GenNx360 Capital Partners, L.P., GenNx360 GP, LLC, and GenNx360 Management Company, LLC on December 9, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2009

GVI SECURITY SOLUTIONS, INC.

By:	/s/ Joseph Restivo
Name:	Joseph Restivo
Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among GVI Security Solutions, Inc., GenNx360 GVI Holding, Inc. and GenNx360 GVI Acquisition Corp., dated October 21, 2009, as amended on November 23, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by GVI Security Solutions, Inc. with the Securities and Exchange Commission on October 23, 2009, and Exhibit 2.1 to the Current Report on Form 8-K filed by GVI Security Solutions, Inc. with the Securities and Exchange Commission on November 24, 2009).

3.1	Amended and Restated Certificate of Incorporation of GVI Security Solutions, Inc.

3.2	Bylaws of GVI Security Solutions, Inc.

99.1
Press Release dated December 9, 2009 (incorporated by reference to Exhibit (a)(5)(F) of the Schedule TO/A filed by GenNx360 GVI Holding, Inc., GenNx360 GVI Acquisition Corp., GenNx360 Capital Partners, L.P., GenNx360 GP, LLC, and GenNx360 Management Company, LLC on December 9, 2009).